Exhibit 31.3
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Douglas J. Pferdehirt, certify that:
1.I have reviewed this Amendment No.1 to the annual report on Form 10-K for the period ended December 31, 2024 of TechnipFMC plc (the “registrant”); and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 26, 2026

/s/ DOUGLAS J. PFERDEHIRT
Douglas J. Pferdehirt
Executive Chairman and Chief Executive Officer
(Principal Executive Officer)